SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 14, 2008

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 Greens Hill Lane
Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers

On October 14, 2008, at the 2008 Annual Meeting of Stockholders of Casella Waste Systems, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Casella Waste Systems, Inc. 2006 Stock Incentive Plan (the “Plan Amendment”).  The Plan Amendment became effective upon such approval. The Plan Amendment specifies objective performance measures that the Compensation Committee of the Company may use as the basis for granting, vesting and/or paying of compensation, for purposes of complying with the deductibility requirements of 162(m) of the Code with respect to performance-based compensation.  The Plan Amendment also reflects certain other changes to comply with Section 409A and 162(m) of the Code.  This summary of the Plan Amendment is qualified in its entirety by reference to the full text of the 2006 Stock Incentive Plan, as amended by the Plan Amendment, a copy of which was filed with the Securities and Exchange Commission on August 28, 2008 with the electronic copy of the Company’s Proxy Statement for the 2008 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 14, 2008	CASELLA WASTE SYSTEMS, INC.

	By:	/s/ John W. Casella
John W. Casella
Chief Executive Officer